Exhibit 21

Subsidiaries of R. R. Donnelley & Sons Company as of 2/21/2011

Entity Name	Entity Type	Domestic Jurisdiction	Country
77 Capital Partners II., L.P	Limited Partnership	Delaware	United States

Asia Printers Group Limited	Corporation	Cayman Islands	Cayman Islands

Astron Lasercom SA	Corporation	Switzerland	Switzerland

Banta Corporation	Corporation	Wisconsin	United States

Banta Europe B.V.	Corporation	Netherlands	Netherlands

Banta Global Turnkey (Shenzhen) Co., Ltd.	Corporation	China	China

Banta Global Turnkey (Singapore) PTE LTD	Corporation	Singapore	Singapore

Banta Global Turnkey BV	Corporation	Netherlands	Netherlands

Banta Global Turnkey Kft	Corporation	Hungary	Hungary

Banta Global Turnkey Limited (Hong Kong)	Corporation	Hong Kong	Hong Kong

Banta Global Turnkey Ltd.	Limited Partnership	Texas	United States

Banta Global Turnkey Ltd. (Ireland)	Corporation	Ireland	Ireland

Banta Global Turnkey, Ltd.	Corporation	United Kingdom	United Kingdom

Banta Global Turnkey, s.r.o.	Limited Liability Company	Czech Republic	Czech Republic

Beijing Donnelley Printing Co., Ltd.	Corporation	Beijing	China

BGT-US, LLC	Limited Liability Company	Wisconsin	United States

Bowne Business Communications, Inc.	Corporation	New York	United States

Bowne GCom2 Solutions Limited	Limited Liability Company	Ireland	Ireland

Bowne Holdings C.V.	Limited Partnership	Netherlands	Netherlands

Bowne International de Mexico, S.A. de C.V.	Corporation	Mexico	Mexico

Bowne International Do Brasil Servicos Graficos E Comuncacao Corporative Ltda.	Limited Liability Company	Brazil	Brazil

Bowne International Holdings GmbH	Corporation	Switzerland	Switzerland

Bowne International Ltd.	Limited Liability Company	United Kingdom	United Kingdom

Bowne International Luxembourg SARL	Limited Liability Company	Luxembourg	Luxembourg

Bowne International SAS	Limited Liability Company	France	France

Bowne International, L.L.C.	Limited Liability Company	Delaware	United States

Bowne of Canada, Ltd	Limited Liability Company	Ontario	Canada

Bowne of Frankfurt, GmbH	Limited Liability Company	Germany	Germany

Bowne of New York City, L.L.C.	Limited Liability Company	New York	United States

Bowne of Tokyo, Inc.	Corporation	Tokyo	Japan

Bowne UK Limited	Limited Liability Company	United Kingdom	United Kingdom

Brightime Ventures Limited	Corporation	Cayman Islands	Cayman Islands

Business Systems (Bureau) Limited	Corporation	United Kingdom	United Kingdom

Cardinal Brands Azteca S.A. de C.V.	Corporation	Mexico	Mexico

Cardinal Brands Canada Company	Corporation	Nova Scotia	Canada

Cardinal Brands de Mexico S.A. de C.V.	Corporation	Mexico	Mexico

Cardinal Brands Fabricacion S.A. de C.V.	Corporation	Mexico	Mexico

Cardinal Brands Matamoros S.A. de C.V.	Corporation	Mexico	Mexico

Caslon Incorporated	Corporation	Delaware	United States

Confort & Company, Inc.	Corporation	New York	United States

Critical Mail Continuity Services Limited	Corporation	England	England

Data Entry Holdings Limited (Jersey)	Corporation	Channel Islands	Jersey

Data Entry International Limited - Sri Lankan Branch	Corporation	Sri Lanka	Sri Lanka

Data Entry International Limited (Cyprus)	Corporation	Cyprus	Cyprus

DEI Group Limited	Corporation	England	England

Devonshire Appointments Limited	Corporation	England	England

Devonshire GmbH	Corporation	Germany	Germany

Devonshire Recruitment Holdings Limited	Corporation	England	England

Devonshire Sp. z o.o	Corporation	Poland	Poland

Dongguan Donnelley Printing Co., Ltd.	Corporation	China	China

Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Limited Liability Company	Brazil	Brazil

e-doc Group Pension Scheme Trustee Limited	Corporation	England	England

edotech Trustee Company Limited	Corporation	England	England

Heritage Preservation Corporation	Corporation	South Carolina	United States

Impresora Donneco Internacional, S. de R.L. de C.V.	Corporation	Mexico	Mexico

Impresores R.R. Donnelley Limitada	Corporation	Chile	Chile

Inversiones Moore, C.A.	Corporation	Venezuela	Venezuela

Inversora Dirkon S.A.	Corporation	Uruguay	Uruguay

Kadocourt Limited	Corporation	England	England

King Yip (Dongguan) Printing & Packaging Factory Ltd.	Corporation	China	China

King Yip Packaging (China) Limited	Corporation	British Virgin Islands	Virgin Islands (British)

Lasercom (UK) Limited	Corporation	England	England

Lasercom Holdings Limited	Corporation	England	England

LLC “R.R. Donnelley”	Limited Liability Company	Moscow	Russian Federation

Merrill OfficeTiger India Private Limited	Limited Liability Company	India	India

Merrill OfficeTiger LLC	Limited Liability Company	Delaware	United States

Moore (St.Lucia) Ltd	Corporation	St. Lucia	St. Lucia

Moore Business Forms Holdings UK Limited	Corporation	United Kingdom	United Kingdom

Moore Business Forms Limited	Corporation	United Kingdom	United Kingdom

Moore Business Forms Pension Trustees UK Ltd	Corporation	United Kingdom	United Kingdom

Moore Canada Corporation	Corporation	Nova Scotia	Canada

Moore Chile, S.A.	Corporation	Chile	Chile

Moore de Venezuela SA	Corporation	Venezuela	Venezuela

Moore Holdings USA LLC	Limited Liability Company	Delaware	United States

Moore IMS BV	Corporation	Netherlands	Netherlands

Moore International B.V.	Corporation	Netherlands	Netherlands

Moore North America Finance, Inc.	Corporation	Delaware	United States

Moore Paragon (Caribbean) Ltd.	Corporation	Barbados	Barbados

Moore Response Marketing BV	Corporation	Netherlands	Netherlands

Moore Response Marketing BVBA	Limited Liability Company	Belgium	Belgium

Moore Response Marketing GmbH	Corporation	Germany	Germany

Moore Response Marketing Ltd	Corporation	United Kingdom	United Kingdom

Moore Trinidad Ltd	Corporation	Trinidad	Trinidad And Tobago

Moore Wallace North America, Inc.	Corporation	Delaware	United States

Noble World Printing (Holdings BVI) Limited	Corporation	British Virgin Islands	Virgin Islands (British)

OfficeTiger BV	Corporation	Netherlands	Netherlands

OfficeTiger Global Real Estate Services Inc.	Corporation	Delaware	United States

OfficeTiger Holdings Inc.	Corporation	Delaware	United States

OfficeTiger Lanka (Private) Limited	Corporation	Sri Lanka	Sri Lanka

OfficeTiger LLC	Limited Liability Company	Delaware	United States

R. R. Donnelley (Chile) Holdings LLC	Limited Liability Company	Delaware	United States

R. R. Donnelley (Europe) Limited	Corporation	Delaware	United States

R. R. Donnelley (Mauritius) Holdings LTD	Corporation	Mauritius	Mauritius

R. R. Donnelley (Santiago) Holdings LLC	Limited Liability Company	Delaware	United States

R. R. Donnelley (U.K.) Directory Limited	Corporation	United Kingdom	United Kingdom

R. R. Donnelley (U.K.) Limited	Corporation	United Kingdom	United Kingdom

R. R. Donnelley Argentina, S.A.	Corporation	Argentina	Argentina

R. R. Donnelley Asia Printing Solutions Limited	Corporation	Hong Kong	Hong Kong

R. R. Donnelley BSL Limited	Corporation	England	England

R. R. Donnelley Business Communication Services Limited	Corporation	England	England

R. R. Donnelley Business Process Outsourcing Limited	Corporation	England	England

R. R. Donnelley Chile Limitada	Corporation	Chile	Chile

R. R. Donnelley de Costa Rica, S.A.	Corporation	Costa Rica	Costa Rica

R. R. Donnelley de Guatemala, S.A.	Corporation	Guatemala	Guatemala

R. R. Donnelley de Honduras, S.A. de C.V.	Corporation	Honduras	Honduras

R. R. Donnelley de Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico

R. R. Donnelley Deutschland GmbH	Corporation	Frankfurt/Main	Germany

R. R. Donnelley Document Solutions (Austria) GmbH	Corporation	Austria	Austria

R. R. Donnelley Document Solutions (Germany) GmbH	Corporation	Germany	Germany

R. R. Donnelley Document Solutions (Ireland) Limited	Corporation	Ireland	Ireland

R. R. Donnelley Document Solutions (Switzerland) GmbH	Corporation	Switzerland	Switzerland

R. R. Donnelley Document Solutions BV	Corporation	Netherlands	Netherlands

R. R. Donnelley Document Solutions BVBA	Corporation	Belgium	Belgium

R. R. Donnelley Document Solutions S.L.	Corporation	Spain	Spain

R. R. Donnelley Document Solutions SAS	Corporation	France	France

R. R. Donnelley Document Solutions Sp. z.o.o.	Corporation	Poland	Poland

R. R. Donnelley Document Solutions Srl	Corporation	Italy	Italy

R. R. Donnelley El Salvador, S.A. de C.V.	Corporation	El Salvador	El Salvador

R. R. Donnelley Europe B.V.	Corporation	Netherlands	Netherlands

R. R. Donnelley Europe Sp. z o.o	Corporation	Poland	Poland

R. R. Donnelley Financial Asia Limited	Corporation	Hong Kong	Hong Kong

R. R. Donnelley Global Document Solutions Limited	Corporation	England	England

R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Corporation	Poland	Poland

R. R. Donnelley Global, Inc	Corporation	Delaware	United States

R. R. Donnelley Holdings C.V.	Limited Liability Partnership	Netherlands	Netherlands

R. R. Donnelley Holdings Mexico, S. de R.L. de C.V.	Corporation	Mexico	Mexico

R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Limited Liability Company	Hungary	Hungary

R. R. Donnelley Imprimerie Nationale SAS	Corporation	France	France

R. R. Donnelley Kielce S.A. w likwidacji	Corporation	Poland	Poland

R. R. Donnelley Latin America L.L.C.	Limited Liability Company	Delaware	United States

R. R. Donnelley Limited	Corporation	United Kingdom	United Kingdom

R. R. Donnelley Luxembourg SARL	Corporation	Luxembourg	Luxembourg

R. R. Donnelley Moore Editora e Grafica Ltda.	Corporation	Brazil	Brazil

R. R. Donnelley Netherlands B.V.	Corporation	Netherlands	Netherlands

R. R. Donnelley On-Line Limited	Corporation	England	England

R. R. Donnelley Poland Sp. z o.o	Corporation	Poland	Poland

R. R. Donnelley Print & Media Services Limited	Corporation	England	England

R. R. Donnelley Printing (France) SARL	Corporation	France	France

R. R. Donnelley Printing Company	Corporation	Delaware	United States

R. R. Donnelley Publishing India Private Limited	Corporation	India	India

R. R. Donnelley Receivables, Inc.	Corporation	Nevada	United States

R. R. Donnelley Roman Financial Limited	Corporation	Hong Kong	Hong Kong

R. R. Donnelley Starachowice Sp. z o.o	Corporation	Poland	Poland

R.R. Donnelley de Puerto Rico, Corp.	Corporation	Puerto Rico	United States

R.R. Donnelley Holdings B.V.	Corporation	Netherlands	Netherlands

R.R. Donnelley Inversiones Holanda Limitada	Limited Liability Company	Chile	Chile

R.R. Donnelley Nova Scotia Company	Corporation	Nova Scotia	Canada

R.R. DONNELLEY OPERACIONES, S. DE R.L. DE C.V.	Limited Liability Company	Mexico	Mexico

Roman Financial Press (Holdings) Limited	Corporation	British Virgin Islands	Virgin Islands (British)

RR Donnelley Servicios, S.A. de C.V.	Corporation	Mexico	Mexico

RR Donnelley (Hong Kong) Limited	Corporation	Hong Kong	Hong Kong

RR Donnelley (Shanghai) Commerical Co., Ltd.	Corporation	China	China

RR Donnelley Financial, Inc.	Corporation	Delaware	United States

RR Donnelley Finland Oy	Limited Liability Company	Finland	Finland

RR Donnelley Global Business Process Outsourcing Limited	Corporation	England	England

RR Donnelley Global Business Processing Outsourcing EURL	Corporation	France	France

RR Donnelley Global Document Solutions Group Limited	Corporation	United Kingdom	United Kingdom

RR Donnelley Holdings Venezuela, S.A.	Corporation	Venezuela	Venezuela

RR Donnelley India Outsource Private Limited	Corporation	Chennai	India

RR Donnelley Logistics Services Worldwide, Inc.	Corporation	Delaware	United States

RR Donnelley Philippines Inc.	Corporation	Philippines	Philippines

RR Donnelley SAS	Corporation	France	France

RRD BPO Holdings Limited	Corporation	England	England

RRD Dutch Holdco, Inc.	Corporation	Delaware	United States

RRD Financial International Holdings LLC	Limited Liability Company	Delaware	United States

RRD GDS Holdings (Europe) Limited	Corporation	England	England

RRD GDS Limited	Corporation	United Kingdom	United Kingdom

RRD Holdco LLC	Limited Liability Company	Delaware	United States

RRD Holdings C.V.	Limited Partnership	Netherlands	Netherlands

RRD MB Corporation	Corporation	Delaware	United States

RRD Netherlands LLC	Limited Liability Company	Delaware	United States

RRD of South Bend, Inc.	Corporation	Delaware	United States

RRD PM Holdings Limited	Corporation	England	England

RRD SSC Europe BVBA	Limited Liability Company	Belgium	Belgium

Satellite Press Limited	Corporation	England	England

Shanghai Donnelley PreMedia Technology Co., Ltd.	Corporation	Shanghai	China

Shanghai Donnelley Printing Co., Ltd.(Less than 50% owned)	Limited Liability Company	China	China

Shenzhen Donnelley Printing Co., Ltd.	Corporation	China	China

Sierra Industrial S. de R.L. de C.V.	Corporation	Mexico	Mexico

South China Printing (Holdings) Ltd.	Corporation	Cayman Islands	Cayman Islands

South China Printing Company Limited	Corporation	Hong Kong	Hong Kong

Valiant Packaging (Holdings) Limited	Corporation	British Virgin Islands	Virgin Islands (British)

Von Hoffmann Corporation	Corporation	Delaware	United States

Von Hoffmann Holdings Inc.	Corporation	Delaware	United States